UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 17, 2005



                             ADSOUTH PARTNERS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                      0-33135                68-0448219
---------------------------- ---------------------------- --------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

1515 N. Federal Highway, Suite 418, Boca Raton, Florida              33432
-------------------------------------------------------------   ---------------
           (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:   (561) 750-0410
                                                      -------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note: This amendment is being filed to include "Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers." The information required under Item 5.02 was disclosed in the initial filing only under Item 1.01.


Item 1.01         Entry into a Material Definitive Agreement

         See Item 3.02 for information relating to definitive agreement executed in connection with a private placement of securities (the "private placement") by Adsouth Partners, Inc. (the "Company").

         On June 17, 2005, in connection with the private placement, the Company entered into a consulting agreement with John P. Acunto, Jr. Pursuant to the consulting agreement:

          * Mr. Acunto, who was chairman of the board, chief executive officer and a director, resigned as an officer and director of the Company.

          * Mr. Acunto agreed to serve on a substantially full-time basis as a consultant to the Company with principal emphasis in marketing the Company's advertising and direct mail business for a term of three years and continuing thereafter on a year-to-year basis unless terminated by either Mr. Acunto or the Company on 90 days prior written notice.

          * As compensation for his services, Mr. Acunto received an initial payment of $200,000, and he will receive a non-refundable monthly draw of $17,000 against commissions earned.

          * The Company agreed to pay Mr. Acunto a commission equal to 5% of the gross profit on covered accounts, as defined in the agreement.

          * The Company granted Mr. Acunto a non-qualified stock option to purchase 2,000,000 shares of common stock at an exercise price of $.65 per share, which is exercisable immediately (subject to an increase in the number of authorized shares of Common Stock) as to 500,000 shares and thereafter in quarterly installments based on the Company's gross profit for the quarter.

          * Mr. Acunto agreed to a restriction on his ability to compete with the Company or solicit its employees or clients.

          * Mr. Acunto agreed and obtained the agreement of his wife not to sell any of the 933,334 shares of common stock that each of them received in the reverse merger in January 2004 prior to June 17, 2007 and that during such two-year period they would not sell any other shares of common stock owned by them except with the limitations of Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

          * Commencing June 17, 2007, Mr. and Mrs. Acunto will continue to be restricted to the Rule 144 limitation as long as they own, in the aggregate, at least 10% of the Company's outstanding common stock.

          * Mr. Acunto has the right, during the term of the agreement, to designate one individual reasonably acceptable to the Company to serve as a director provided that such person meets the test for independence under the rules of the Nasdaq Stock Market.

          * The obligations of both Mr. Acunto and the Company under Mr. Acunto's employment agreement were terminated, except for certain specified obligations on Mr. Acunto's part, including his non-disclosure and non-competition covenants.

         Contemporaneously with Mr. Acunto's resignation, Mr. John C. Cammarano, Jr., who is the Company's president, was elected as chief executive officer and was granted non-qualified stock options to purchase 800,000 shares of common stock at $.65 per share. Mr. Cammarano will continue to serve as the Company's president. Mr. Cammarano's annual compensation was increased to $250,000, effective June 17, 2005.


Item 3.02         Unregistered Sales of Equity Securities.

         On June 17, 2005, the Company completed a private placement of its Series B Preferred Stock with common stock purchase warrants pursuant to a purchase agreement with Barron Partners, LP, Vestal Venture Capital and Richard Molinsky. The terms of the Series B Preferred Stock are described under "Item
5.03. Amendment to Articles of Incorporation or By-laws; Change in Fiscal Year." Pursuant to the purchase agreement:

          * Barron Partners purchased 925,926 shares of Series B Preferred Stock and warrants to purchase 9,058,780 shares of the common stock, par value $.0001 per share ("Common Stock"), for a purchase price of $2,500,000;

          * Vestal purchased 281,942 shares of Series B Preferred Stock and warrants to purchase 2,758,377 shares of common stock in exchange for the cancellation of (i) principal and interest on the Company's promissory notes payable to Vestal in the total principal amount of $750,000, (ii) warrants to purchase a total of 875,000 shares of common stock, and (z) 550,000 shares of Common Stock, all of which were issued to Vestal in the Company's February and May 2005 private placements.

          * Mr. Molinsky purchased 18,689 shares of Series B Preferred Stock and warrants to purchase 182,842 shares of common stock in exchange for the cancellation of (i) principal and interest on the Company's promissory note payable to him in the principal amount of $50,000, (ii) warrants to purchase a total of 62,500 shares of Common Stock, and (iii) 20,833 shares of Common Stock, all of which were issued to Mr. Molinsky in the Company's May 2005 private placement.

          * The investors may not convert the Series B Preferred Stock or exercise warrants to the extent that the conversion or exercise would result in the investor owning more than 4.9% of the outstanding common stock. This limitation may not be amended without the consent of the holders of a majority of the outstanding common stock.

          * Additional shares of Series B Preferred Stock are to be issued to the investors if the Company's fully-diluted earnings per share of common stock, computed as provided in the purchase agreement, is $.167 or less for the year ending December 31, 2005

          * The Company agreed that, within 45 days from the closing date, June 17, 2005, it will have appointed such number of independent directors that would result in a majority of its directors being independent directors, that the audit committee would be composed solely of independent directors and the compensation committee would have a majority of independent directors. Failure of the Company to meet these requirements would results in the payment of liquidated damages that are to be paid by the issuance of additional shares of Series B Preferred Stock.

          * The Company and the investors entered into a registration rights agreement pursuant to which the Company agreed to file, within 30 days after the closing, a registration statement covering the common stock issuable upon conversion of the Series B Preferred Stock and exercise of the warrants. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages.

          * Mr. John C. Cammarano, Jr., president and, effective June 17, 2005, chief executive officer, and Mr. Anton Lee Wingeier, chief financial officer, each agreed that (i) he would not publicly sell any shares of the Company's common stock during the two-year period commencing on the date of the purchase agreement, and (ii) notwithstanding any contrary provisions of any employment agreement or other understanding, he will not receive any bonus except for a bonus based on growth in earnings per share as determined by a compensation committee of the board of directors the majority of members of which are independent directors.

          * The Company's board of directors approved and agreed to submit to the Company's stockholders for their approval, an amendment to the Company's articles of incorporation to (i) eliminate the Series A Convertible Preferred Stock and give the board of directors the right to determine the rights, preferences, privileges and limitations of the 3,500,000 shares of preferred stock presently designated as Series A Convertible Preferred Stock and (ii) increase the number of authorized shares of preferred stock to 10,000,000 shares and increase the number of authorized shares of Common Stock to 60,000,000 shares.

          * The Company agreed that, upon the effectiveness of the increase in the authorized preferred stock, it would increase the number of authorized shares of Series B Preferred Stock from 1,500,000 shares to 3,000,000 shares. The investors agreed to consent to such increase.

         The warrants issued to the investors have a term of five years, commencing June 17, 2005, and have exercise prices of $.65 as to 2,500,000 shares, $1.20 as to 2,500,000 shares, $1.50 as to 3,500,000 shares and $1.80 as to 3,500,000. If, while the warrants are outstanding, the Company issues Common Stock or options, warrants or other convertible securities at a price or with a conversion or exercise price less than the exercise price, with certain specified exceptions, the exercise price of the warrants will be reduced using a weighted average formula, to reflect such issuance. The reduction in the exercise price pursuant to this provision will not result in an increase in the number of shares of Common Stock issuable upon such exercise.

         Atlas Capital Services, LLC served as placement agent for the financing. As compensation for its services as placement agent, the Company paid Atlas a fee of $125,000 and issued to Atlas warrants to purchase 300,000 shares of common stock at $.30 per share. Liberty Company Financial, LLC served as financial advisor to Barron, and the Company paid Liberty Company Financial a fee of $125,000 and issued to Liberty warrants to purchase 333,333 shares of common stock at $.30 per share. The Company also reimbursed Barron Partners for its legal fees and other expenses in the amount of $50,000.

         The Company also issued to Atlas and its designees, for services rendered in connection with the Company's May 2005 private placement, warrant to purchase 75,000 shares of Common Stock at an exercise price of $.48 per share. No other warrants had been issued to Atlas in connection with the May 2005 private placement.

         The securities above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to Sections 4(2) and 4(6) of the Securities Act and Rule 506 of SEC. The securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Securities Act.

         At the closing of the private placement, the Company paid a total of $792,120 to the holders of the Company's notes in the principal amount of $660,100. The subscription agreements relating to the issuance of the notes gives the Company the right to redeem the notes at a premium and gives the holders of the notes the right to demand redemption of the notes at a premium. In connection with the payment, the noteholders also cancelled warrants to purchase 550,087 shares of common stock. As a result of the payment of this debt and the exchange of debt pursuant to the Purchase Agreement, the Company removed debt in the principal amount of $1,460,100. The remainder of the net proceeds to the Company, estimated at approximately $1.3 million, will be used for working capital and other corporate purposes.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         As reported under Item 1.01, on June 17, 2005, Mr. John P. Acunto, Jr., who was chairman of the board, chief executive officer and a director, resigned as an officer and director of the Company, and Mr. John Cammarano, president of the Company, was elected as its chief executive officer. Information concerning Mr. Cammarano, including the terms of his employment agreement, are disclosed in the Company's annual report on Form 10-KSB for the year ended December 31, 2004. In connection with his election as chief executive officer, Mr. Cammarano's salary was increased to $250,000. In connection with the private placement described in "Item 3.02 Sales of Unregistered Securities," Mr. Cammarano agreed that, notwithstanding any contrary provisions of his employment agreement, he will not receive any bonus except for a bonus based on growth in earnings per share as determined by a compensation committee of the board of directors the majority of members of which are independent directors.


Item 5.03. Amendment to Articles of Incorporation or By-laws; Change in Fiscal Year

         Pursuant to the purchase agreement described in "Item 3.02. Unregistered Sales of Equity Securities," the Company created the Series B Preferred Stock. The certificate of designation provides that:

          * Each share of Series B Preferred Stock is convertible into nine shares of Common Stock.

          * If, within two years after the closing, the Company issues Common Stock or options, warrants or other convertible securities at a price or with a conversion or exercise price less than the conversion price (initially $.30), with certain specified exceptions, the number of shares issuable upon conversion of one share of Series B Preferred Stock is adjusted, using a weighted average formula, to reflect such issuance.

          *   No dividends are payable with respect to the Series B Preferred
              Stock.

          * While the Series B Preferred Stock is outstanding, the Company may not pay dividends on or redeem shares of Common Stock.

          * Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Series B Preferred Stock are entitled to a preference of $2.70 per share before any distributions or payments may be made with respect to the Common Stock or any other class or series of capital stock which is junior to the Series B Preferred Stock upon voluntary or involuntary liquidation, dissolution or winding-up.

          *   The holders of the Series B Preferred Stock have no voting rights.

          * Without the approval of the holders of 75% of the Series B Preferred Stock, the Company will not (a) alter or change the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation relating to the Series B Preferred Stock, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series B Preferred Stock, or any class or series of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series B Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series B Preferred Stock, or
              (e) enter into any agreement with respect to the foregoing.

          * In the event the Company does not deliver a stock certificate upon conversion of the Series B Preferred Stock in a timely manner, as set forth in the Certificate of Designation, the Company must pay the converting holder liquidated damages.

          * The holders of the Series B Preferred Stock may not convert the Series B Preferred Stock to the extent that such conversion would result in the holders owning more than 4.9% of the outstanding common stock. This limitation may not be amended without the consent of the holders of a majority of the outstanding common stock.


Item 9.01         Financial Statements and Exhibits.

         (c) Exhibits

         4.1 Purchase Agreement dated June 16, 2005 by and among the Company, Barron Partners, LP, Vestal Venture Capital and Richard Molinsky (1).
         4.2    Form of warrant (1)
         4.3    Registration Rights Agreement (1)
         4.4    Certificate of Designation for the Series B Preferred Stock (1)
         99.1 Consulting agreement dated as of June 17, 2005, between the Company and John P. Acunto, Jr. (1)
         99.2 Employment agreement dated as of March 18, 2004, between the Company and John C. Cammarano (1).

(1)      Previously filed

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ADSOUTH PARTNERS, INC.
                                   ----------------------
                                             (Registrant)

Date: June 21, 2005                /S/    Anton Lee Wingeier
                                   ________________________________________
                                   Anton Lee Wingeier
                                   Chief Financial Officer